Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated June 27, 2005 on the financial statements of the Pebblebrook Fund as of April 30, 2005 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Pebblebrook Fund, Inc.’s Registration Statement on Form N-1A.

/s/Cohen McCurdy, Ltd.

Westlake, Ohio

July 12, 2005